Exhibit 5.1

The NBD Group, Inc.

A California Professional Corporation

Los Angeles and Palo Alto

https://nbdpro.co/

(408) 201-2662

August 17, 2022

QuickLogic Corporation

2220 Lundy Avenue

San Jose, California  95131

Ladies and Gentlemen:

We have acted as special counsel to QuickLogic Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (as amended, the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (a) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), (b) shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), which may be issued in one or more series, (c) depositary shares, each representing a fractional interest in a share of a series of Preferred Stock (the “Depositary Shares”), which may be issued pursuant to a deposit agreement (a “Deposit Agreement”) to be entered into among the Company, a depositary named therein, and the holders from time to time of such Depositary Shares, (d) one or more series of debt securities of the Company (“Debt Securities”), which Debt Securities may include senior debt securities or subordinated debt securities issued under one or more indentures proposed to be entered into by the Company and the trustee to be named therein, the forms of which are filed as exhibits to the Registration Statement, and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”), (e) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by the Company and one or more warrant agents to be named therein, (f) units of the Company (the “Units”) composed of any combination of Common Stock, Preferred Stock, Depositary Shares, Debt Securities or Warrants, which may be issued pursuant to one or more unit agreements or other agreements to be entered into between the Company and certain third parties (each, a “Unit Agreement”) and (g) such indeterminate number of shares of Common Stock or Preferred Stock, such indeterminate amount of Debt Securities and such indeterminate number of Units as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities or Warrants or settlement of any Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of the offering (collectively, “Indeterminate Securities”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Units and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities”).

The opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon the following: (i) the Registration Statement; (ii) the prospectus, which forms a part of and is included in the Registration Statement, (iii) the forms of Indentures filed as exhibits to the Registration Statement, (iv) an executed copy of a certificate of Brian Faith and Elias Nader, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, dated the date hereof (the “Officers’ Certificate”), (v) a copy of the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect, as certified by the Secretary of the State of Delaware; (vi) a copy of the Amended and Restated By-laws of the Company, as currently in effect; and (vii) certain resolutions of the Board of Directors of the Company (the “Board of Directors”), approved on August 16, 2022 (such documents outlined in clauses (i) – (vii), the “Documents”). In addition, we have examined such records, documents, certificates of public officials and of the Company, made such inquiries of officers of the Company, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In connection with this opinion, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Officers’ Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”).

As used herein, “Transaction Documents” means the Deposit Agreements, Applicable Indentures, the Warrant Agreements, the Unit Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 6 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company shall have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the certificate of incorporation of the Company so as not to violate any applicable law, the certificate of incorporation of the Company or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Exhibit 5.1 continued

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.

With respect to any shares of Common Stock offered by the Company (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable; provided that the consideration therefor is not less than $0.001 per share of Common Stock.

2.

With respect to the shares of any series of Preferred Stock offered by the Company (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted a Certificate of Designations for the Offered Preferred Stock in accordance with the DGCL (the “Certificate”), (c) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable; provided that the consideration therefor is not less than $0.001 per share of Preferred Stock.

3.

With respect to any series of Depositary Shares offered by the Company (the “Offered Depositary Shares”), when (a) the general conditions shall have been satisfied, (b) the terms of the series of such shares of Preferred Stock and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporation action, (c) the filing of a Certificate of Designation setting forth the powers, designations, preferences, rights, qualifications, limitations and restrictions of the series of such shares of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (d) depositary receipts evidencing the Offered Depositary Shares have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Deposit Agreement, the Offered Depositary Shares, when issued and sold or otherwise distributed in accordance with the provisions of the Deposit Agreement and any other applicable Transaction Document upon payment of the agreed-upon consideration therefor, will be legally issued and constitute valid and binding interests in shares of the related series of Preferred Stock represented by the Depositary Shares and will entitle the holders thereof to the rights specified in the Deposit Agreement and any other applicable Transaction Document, in accordance with their respective terms under the laws of the State of New York.

4.

With respect to any series of Debt Securities offered by the Company (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the Indenture has been qualified under the Trust Indenture Act of 1939 (the “TIA”); (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Applicable Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

5.

With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the Warrant Agreement and any other applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

6.

With respect to any Units offered by the Company (the “Offered Units”), when (a) the general conditions shall have been satisfied, (b) the shares of Common Stock, shares of Preferred Stock, Debt Securities or Warrants, or any combination thereof, included in such Offered Units have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Units have been duly executed, delivered and countersigned, the Offered Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)           we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)           we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)          except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

Exhibit 5.1 continued

(d)          we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e)          we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

(f)          we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(g)          we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h)         we have assumed the choice of New York law to govern the Indentures and any supplemental indenture thereto is a valid and legal provision;

(i)          we have assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements or Units and that such choice is and will be a valid and legal provision;

(j)          we have assumed that the Indentures will be duly authorized, executed and delivered by the trustee in substantially the forms reviewed by us, and that any Debt Securities, Warrants and Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any trustee, warrant agent and unit agent, as the case may be; and

(k)           to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)            neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b)            neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Very truly yours,

/s/ The NBD Group, Inc.